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                                                                   EXHIBIT 10.24

                                                                     Translation

                                                                  Execution Copy

               REVISED AND RESTATED BUSINESS COOPERATION AGREEMENT

                                      AMONG

                        SHANDONG SANLIAN GROUP CO., LTD.

                 SHANDONG ECONOMIC OBSERVING NEWSPAPER CO., LTD.

                         ECONOMIC OBSERVER PRESS OFFICE

                                       AND

                 BEIJING JINGGUAN XINCHENG ADVERTISING CO., LTD.

                          DATED NOVEMBER, 2006, BEIJING


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                               TABLE OF CONTENTS

Definition

Transfer of advertising agency and the newspaper company

Intellectual property

Distribution business consulting services

Printing business management services

Treatment of prior agreements

Consideration

Representations and warranties

Notice

Revision and termination of the agreement

Liabilities for breach

Term of the agreement and renewal upon expiration

Payment of taxes

Resolution of dispute

Governing law and jurisdiction

Waiver and transfer

Miscellaneous

Appendix 1   Representations and warranties

Appendix 2   List of Intellectual properties

Appendix 3   List of prior agreements with other parties to be continued

Attachment 1 Letter of Confirmation

Attachment 2 Letter of Confirmation regarding the Termination of Agreements

Attachment 3 Letter of Confirmation regarding Newspaper Co.'s Transfer of
             Contracts

Attachment 4 Letter of Confirmation regarding EOPO's Transfer of Contracts


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This business cooperation agreement (the "Agreement") was executed and delivered on November 6, 2006 in Beijing, People's Republic of China by the parties listed below:

Party A:   Shandong Sanlian Group Co., Ltd. ("Sanlian Group")

Party B:   Shandong Economic Observing Newspaper Co., Ltd. ("Newspaper Co.")

Party C:   Economic Observer Press Office ("EOPO")

Party D:   Beijing Jingguan Xincheng Advertising Co., Ltd. ("JGXC")

     The above parties to the Agreement are collectively referred to as "parties", and each as a "party".

Whereas:

     1. EOPO is a publishing entity established and subsisting under Chinese law; it is a legal public institution registered with the Business Institution Registration and Administration Bureau of Shandong Provincial Government;

     2. Sanlian Group is a company with limited liability registered under Chinese law; it is the sponsor and administrator of EOPO;

     3. Newspaper Co. is a company with limited liability registered under Chinese law and a subsidiary of Sanlian Group; it used to be the agent for EOPO's advertising and related business;

     4. JGXC is a company limited by shares registered under Chinese law; it is a legal and registered advertising operator;

     5. The parties entered into a "Business Cooperation Agreement" on May 10, 2006 and later executed a "Supplementary Agreement on 'Business Cooperation Agreement'" on June 10, 2006; now the parties unanimously undertake to amend and restate the above-referenced "Business Cooperation Agreement" and the "Supplementary Agreement"; the parties agree to abide by the rights and obligations under the amended and restated "Business Cooperation Agreement".

     Subsequent to friendly consultation and in accordance with Chinese law, the parties hereby enter into the following agreements:

1.   DEFINITION

Unless otherwise defined in the context, the following terms shall, when used in the Agreement, have the meaning set forth therein:

     1.1 "Authorized intellectual property": Any intellectual property that EOPO is authorized by any third party to use anywhere in the world.


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     1.2  "Third party": Any legal person, non-legal person, private enterprise, or natural person other than any signatory hereof.

     1.3 "Advertising Revenue": Any consideration or other form of payment made by any client or third party to JGXC for designing, producing, or releasing advertisement or for providing other advertising service.

     1.4 Economic Observer: Unless otherwise defined herein, the newspaper currently named Economic Observer and its predecessor, its successor or substitute under a new name or masthead, as well as other financial publication and any or all appendices, supplements, additional editions, derivative publications, whether in print or electronic format or in any other format or media that EOPO publishes from time to time.

     1.5 "Economic Observer's distribution business": Economic Observer 's distribution business including distributing, wholesaling and retailing.

     1.6 "Economic Observer's advertising business": Any business related to any form of advertising contained in or related to Economic Observer. For the sake of clarity, this refers to advertising in a certain media or format directly or indirectly introducing or promoting or marketing any merchandise, service and brand name.

     1.7  "Agreement works": Works defined in Section 3.2.1 hereof.

     1.8 "Cooperation Agreement": "Cooperation Agreement in relation to Economic Observer" executed and delivered on April 20, 2006 by Xinhua Financial Limited, Shandong Economic Observing Newspaper Co., Ltd., Shandong Sanlian Group Co., Ltd., Economic Observer Press Office and Beijing Jingguan Xincheng Advertising Co., Ltd.

     1.9 "Application to register a trademark": Application to register a trademark as set forth in Section 3.3 hereof.

     1.10 "Existing agreement with other parties": as defined in Section 6.2 hereof.

     1.11 "Term of the agreement": as set forth in Section 6 hereof, the entire period from the date on which the agreement comes into effect to the date on which the agreement is terminated including any extended period effected by any renewal or extension hereof.

     1.12 "Domain name": Any domain or website name that EOPO directly or indirectly already owns or will establish, including but not limited to the domain disclosed in Appendix 1.


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     1.13 "Intellectual property": Any intellectual property or title to any intangible asset that pertains to any text (including in other languages), logo or design (including any transformation in any recognizable form) related to or used in Economic Observer or using Economic Observer, including but not limited to any or all of the following: trademark, business name, service logo and trade dress as well as any good will associated with any trademark, business name, company name, business entity name, trade name, service logo and trade dress; patent, concept, prototype, drawing, design, company or institution logo, trade dress; distinctive outlook; identity mark; official mark; masking layer; utility models; domain names and internet protocol addresses and other internet identity marks, virtual character and other source identification or business identity marks as well as all goodwill associated with the preceding items; copyright and work with a claim to authorship (or copyright); databases; drawings; concept design; marketing, sales and client databases and strategies, client lists; technologies; business proprietary information, including proprietary expertise, inventions, invention disclosure, inventor's notes, improvements on inventions; discovery, recipes, standards and processes; any kind of computer software (whether in the form of source codes or object codes); application software programming interface; protocols; any right to renew, extend, re-release, continued or separate application, application and/or register any of the preceding items; and all applications submitted to relevant registration authorities in order to register or protect any of the above-referenced intellectual properties. The preceding intellectual properties include internally produced intellectual properties and licensed intellectual properties.

     1.14 "Copyright": Copyright of any works of the agreement incorporating or pertaining to all transferable rights, including but not limited to right to duplicate, release, lease, exhibit, show/display, broadcast, internet broadcast, photograph, adapt, translate and compile, etc., and neighboring rights (including but not limited to the rights that accrue to performers, audio-video producers, broadcasting TV institutions and print publishers as a result of transmitting a certain works) and other rights associated with copyright.

     1.15 "Privately owned intellectual property": Intellectual property owned or held by EOPO anywhere in the world.

     1.16 "China": People's Republic of China, including Hong Kong and Macau special administrative regions and Taiwan.


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2.   TRANSFER OF ADVERTISING AGENCY AND THE NEWSPAPER COMPANY

     2.1 In accordance with the provisions of the agreement, EOPO grants the advertising agency for the advertising business of Economic Observer to JGXC and irrevocably agrees to JGXC having sole and exclusive right to advertising agency, advertising rate-setting and advertising sales for the advertising business of Economic Observer during the term of the agreement.

     2.2 During the term of the agreement, without JGXC's written consent in advance, EOPO shall not accept directly or through any third party or authorizing any third party to accept or server as agent for any of the advertising business of Economic Observer.

     2.3 During the term of the agreement, without JGXC's written consent in advance, EOPO shall not transfer or partially transfer to, yield to, authorize or permit any third party the advertising agency for the advertising business of Economic Observer; EOPO shall ensure that no third party has any claim against JGXC regarding the advertising business prior to the execution of the agreement.

     2.4 Simultaneous with the execution of the agreement, EOPO shall issue to JGXC a "Letter of Confirmation" in form and substance as set forth in Attachment 1 ("Letter of Confirmation") hereof, thereby acknowledging JGXC as the exclusive advertising agent for Economic Observer. EOPO agrees to introduce, when appropriate and in Economic Observer and related promotional material and media, JGXC as the exclusive advertising agent for Economic Observer.

     2.5 While exercising its advertising agency, JGXC may act as an agent of EOPO or in the name of the general advertising agent of Economic Observer, or act in its own name, JGXC, including but not limited to signing, in its own name, contracts with clients or their representatives.

     2.6 Without JGXC's written consent in advance, EOPO shall not release any advertisement in exchange for any other form of consideration from clients. EOPO undertakes that, subject to JGXC delivery or provision to EOPO the consideration as set forth in Section 7.1 hereof, all revenue related to the advertising business of Economic Observer shall accrue to JGXC.

     2.7 JGXC shall execute its advertising agency with due care and in good faith and shall not be obligated to pay EOPO any fees other than delivering or providing to EOPO the consideration as set forth in
          Section 7.1 hereof.


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     2.8  To facilitate JGXC's delivery of its advertising agency in accordance with the provisions herein, EOPO shall exert its utmost to ensure sufficient support in terms of newspaper layout, personnel and facilities.

     2.9 JGXC may make recommendations with regard to advertising format, layout and space allocation, which EOPO should endeavor to accommodate except where doing so would contravene the law or violate government directives.

     2.10 During the term of the agreement and where permissible under the law of the state, the parties hereto agree that JGXC shall have the right to demand that Sanlian Group and EOPO transfer EOPO to JGXC or its designee thereby rendering JGXC or its designee 100% owner of EOPO or in a position equivalent to the above-referenced 100% owner under Chinese law, the consideration and terms of which shall be negotiated separately between the two parties. Before the termination of the agreement and unless with the written consent in advance by JGXC, Sanlian Group and EOPO undertake not to transfer to a third party any of the right to publish or issue, manage or operate the advertising business of Economic Observer or encourage, permit or do anything that cause the cancellation or non-renewal of any of the right to publish or issue, and not to transfer, sell or pledge to a third party any of EOPO's assets or businesses. The parties hereby agree to execute a separate agreement on the transfer of Economic Observer in order to define the rights and obligations of the parties hereto and thereto.

3.   INTELLECTUAL PROPERTY

     3.1  General provisions for the transfer of intellectual property

          3.1.1 During the term of the agreement and where permissible under the law then in effect, EOPO agrees to transfer to JGXC, at the request of the latter from time to time, all or part of the intellectual properties that it owns then.

          3.1.2 Where, as required under applicable law, the transfer of intellectual property cannot be effected without the mandatory approval, filing, registration or other legal procedure, EOPO shall complete the procedures for obtaining approval, filing or change registration in compliance with relevant law or regulation within thirty days of the later of:

               1)   JGXC making a written request; or

               2) The date on which the transfer becomes permissible under the law or regulation.


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          3.1.3 Notwithstanding the provisions in Section 3.1.2 hereof, if the required approval, filing and registration cannot be completed due to a reasonable delay caused by procedural deadlines imposed by the law or regulations, EOPO shall ensure, in a manner acceptable to JGXC, that an irrevocable application for transfer is submitted, before the above-referenced deadlines, to the relevant authorities processing such approval, filing or registration.

          3.1.4 The intellectual property to be transferred by EOPO to JGXC shall be delivered on the date when the required approval is obtained or change of registration effected; where the applicable law and regulation does not require approval or mandatory registration for the transfer of any intellectual property, regardless whether filing or voluntary registration is necessary, the intellectual in question shall be delivered automatically on later of the date when JGXC makes a written request as set forth in Section 3.1.1 hereof or the date when EOPO acquires the said intellectual property. If a given intellectual property can be covenanted as directly belonging to JGXC, EOPO shall ensure that the said intellectual property, upon its coming into existence, directly belongs to JGXC.

          3.1.5 Upon the delivery of the intellectual property, all the rights and benefits derived from or associated with EOPO shall pass to JGXC.

          3.1.6 Within thirty days of delivering the intellectual property or other reasonable time frame acceptable to JGXC, EOPO shall deliver the said intellectual property's embodiment of rights, derivatives and all related material.

          3.1.7 All the taxes and expenses associated with the transfer of intellectual property set forth herein shall be borne by the relevant parties in compliance with the law.

          3.1.8 Prior to JGXC obtaining legal title to a given intellectual property, where permissible under the law, EOPO shall authorize JGXC to use the said intellectual property and further agree that JGXC shall authorize others to use the said intellectual property in order to satisfy an operational need. Without the written consent in advance by JGXC, EOPO shall not transfer to or authorize the use by a third party, or use the said intellectual property in a manner potentially detrimental to the interest of JGXC.

          3.1.9 EOPO shall take all measures necessary to protect intellectual property and be in compliance with all applicable laws and contractual obligations. At the request of JGXC, EOPO shall exert its utmost perfect its systems, policies and measures for the


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               protection of intellectual property. In the event of any third party's violation of the law or contract, or infringement of or damage to intellectual property, or EOPO's or JGXC's rights and benefits associated with intellectual property, EOPO shall, at the request of JGXC, endeavor to take measures to stop the said infringement or breach of contract such that the losses be minimized.

          3.1.10 EOPO shall not, in whatever manner, either through action or non-action, impair its intellectual property or cause any adverse effect on the intellectual property that JGXC shall acquire, own and utilize in accordance with the agreement.

          3.1.11 EOPO shall disclose to JGXC, sufficiently, completely and without omission, any third party's reserved rights on intellectual property already in existence at the time of execution hereof.

          3.1.12 EOPO hereby commits itself to the covenant that, from the date of execution hereof to date of the delivery of the intellectual property to JGXC, EOPO shall:

               (1) not exercise or authorize others to exercise the intellectual property that shall be transferred to JGXC;

               (2) not engage in any action that may obstruct or adversely affect the registration, renewal or maintenance of validity in China or elsewhere of the intellectual property by JGXC or its affiliates, including but not limited to transferring the said intellectual property to a third party, or authorizing its use by a third party, or placing any pledge, lien or any other condition or restriction on the said intellectual property;

               (3) not call into question, at the time when, under the provisions of the law, JGXC lawfully acquires or is authorized to use the intellectual property, the validity and exclusivity of JGXC's entitlement to the intellectual property or the legal right to usage as a party authorized to use the intellectual property, and

               (4) assist JGXC to execute all necessary documents and provide to JGXC, in a timely manner, all the information reasonably required for the delivery or authorized use of the intellectual property; and

          3.1.13 Section 3.2, Section 3.3 or Section 3.4 hereof does not limit the generality of Section 3.1 hereof.

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     3.2  Transfer of copyright

          3.2.1 Where permissible under the law, the copyright that EOPO transfers to JGXC shall include the copyright of the following works: from the date on which EOPO was established till the date of termination of the agreement, any works that Economic Observer published, carried, utilized and linked to, including but not limited to works of literature, oral literature, music, drama, folk arts, dance, acrobatic arts, fine arts, photography, movies and movie-type of works, graphic works such as engineering design, product design, maps, illustrations and models, computer software, other works protected under Chinese law, regulations and intentional conventions that China is a signatory thereto or participant thereof, any collections, adaptations, translations, annotations, editions of the above-referenced works ("agreement works"), regardless whether EOPO created these works internally, commissioned others to create them, or others created them or provided them to EOPO of their own initiative, and regardless whether EOPO made payment to obtain or publish the said works.

          3.2.2 The copyright that EOPO transfers to JGXC is limited to the copyright of the agreement works that EOPO owns, possesses, has obtained or is licensed to use under applicable laws, regulations, conventions and/or contracts, agreements, license and authorization during the term hereof.

          3.2.3 Without the written consent in advance by JGXC, EOPO shall not use any of the agreement works in a publication, website or other media other than Economic Observer. For the sake of clarity, Economic Observer referenced in this section means the newspaper published by EOPO with the publication series number of CN37-0027 as well as its subsequent publication under a new name or new masthead.

          3.2.4 To the extent permissible under the law, from the date of execution hereof, EOPO shall covenant with the authors of the agreement works that JGXC shall exercise the property rights to the copyright of the said works.

          3.2.5 Notwithstanding the transfer of the copyright, the authors of the agreement works continue to be entitled to their rights of the person regarding the right of authorship, the right of revision and the right of keeping the integrity of the work, unless the law provides otherwise.

     3.3  Transfer of trademarks


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          3.3.1 EOPO agrees to transfer to JGXC, where permissible under the law, the trademark registration application identified in Appendix 2 herein ("Trademark registration application"), and JGXC agrees to accept then the trademark registration application.

          3.3.2 Within thirty days after JGXC makes a written request as set forth in Section 3.1.1 hereof, EOPO shall follow the legal procedures required under Chinese law and regulations for transferring a trademark registration application or follow a procedure acceptable to JGXC in order that an irrevocable application to transfer a trademark registration be submitted to the State Trademark Bureau.

     3.4  Transfer of the domain name

          3.4.1 EOPO agrees to transfer to JGXC, where permissible under the law, the domain name disclosed in Appendix 2 herein and associated website, and JGXC agrees to accept then the domain name disclosed in Appendix 2 herein.

          3.4.2 To effect the transfer of the domain name referenced to in
               Section 3.4.1 hereof, within thirty days after JGXC makes a written request as set forth in Section 3.1.1 hereof, EOPO shall follow the legal procedures required under Chinese law and regulations for transferring a domain name or changing the owner of a domain name, and simultaneously complete the procedures for changing the telecommunications and information services business license and/or related other filing procedures for a transfer of domain name, and follow a procedure acceptable to JGXC in order that the change of registration of the domain name owner be completed with the domain name registration authorities.

4.   DISTRIBUTION BUSINESS CONSULTING SERVICES

     4.1 To increase the distribution of Economic Observer and further expand the advertising business of Economic Observer, EOPO agrees to follow the provisions herein and commission JGXC to provide information consulting and management consulting services regarding the distribution business of Economic Observer. JGXC shall deliver these services with due diligence and in good faith.

     4.2 As requested by EOPO form time to time, JGXC shall recommend overall plans and case reviews with regard to the distribution plans and distribution proposals of Economic Observer, including but not limited to providing consultation and recommendations on the total volume of distribution, regional distribution volumes, methods of distribution, channels of distribution, review of distribution contracts, format and terms of the distribution contracts.


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     4.3  To facilitate the provision of the consulting services, EOPO shall disclose to JGXC the details of information, both existing and those to arise during the term hereof, on all drafts of distribution contracts, name of distributors, distribution volume, distribution price, distribution region, distribution revenue allocation, etc.

5.   PRINTING BUSINESS MANAGEMENT SERVICES

     5.1 To increase the distribution of Economic Observer and further expand the advertising business of Economic Observer, EOPO agrees to follow the provisions herein and commission JGXC to assist EOPO with the management of the printing business of Economic Observer. JGXC shall deliver these services with due diligence and in good faith.

     5.2 EOPO shall execute printing contracts based on standard printing costs verified by JGXC Prior to executing any printing contract with any third party, EOPO shall submit the draft of the printing contract to JGXC five business days before its execution; the said draft shall disclose in detail the significant terms such as the names of the parties to the contract, quantity of printing, printing price, region, and printing costs, etc.

6.   TREATMENT OF PRIOR AGREEMENTS

     6.1 EOPO and Newspaper Co. hereby confirm that they shall terminate all the contracts, agreements or arrangements, as listed in Attachment 2 hereof, that EOPO and Newspaper Co. entered into prior to the date of execution hereof but have not yet fully performed and that they shall execute "Letter of confirmation regarding the termination of agreements" in a form as set forth in Attachment 2 hereof.

     6.2 Where EOPO and a third party entered into, or Newspaper Co. and a third party entered into prior contracts, agreements or arrangements with respect to advertising, intellectual property, distribution and printing business ("prior agreements with other parties") that, on the date of execution hereof, have not been fully performed, EOPO or Newspaper Co. shall exert their utmost to perform these agreements with other parties to completion in a reasonable manner, to the extent not contravening the agreement and not having a direct or indirect adverse effect on JGXC's interests, unless JGXC demands otherwise.

     6.3 With regard to those prior agreements with third parties, as listed in Appendix 3 hereof, that pertain to advertising business, Newspaper Co. and JGXC hereby agree that Newspaper Co. shall transfer to JGXC the rights and benefits under the said contracts, agreements or arrangements, and that they shall execute "Letter of Confirmation Regarding the Transfer of Contractual Rights and Benefits" in a form as set forth in Attachment 3 hereof.


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     6.4  With regard to those prior agreements with third parties, as listed in
          Attachment 4 hereof, that pertain to advertising business, EOPO and JGXC hereby agree that EOPO shall transfer to JGXC the rights and benefits under the said contracts, agreements or arrangements, and that they shall execute "Letter of confirmation regarding the transfer of contractual rights and benefits" in a form as set forth in Attachment 4 hereof.

     6.5 Unless the law provides otherwise, from the date of execution hereof, EOPO and Newspaper Co. shall not execute or enter into any agreement or arrangement without the written consent by JGXC in advance; EOPO shall not make any payment to Newspaper Co. without the signature and consent of JGXC's chief financial officer. For the sake of clarity, JGXC's chief financial officer refers to the chief financial officer as defined in JGXC's Articles of Association, or another person by right of a written authorization from the chief financial officer.

7.   CONSIDERATION

     7.1 Commencing from the date of execution hereof, JGXC shall pay EOPO, an annual basic advertising agency fee in the amount of RMB 1,000,000 (one million Renminbi). The rate of the advertising agency fee set forth herein may be adjusted by the parties through consultation taking into consideration the market situation and the evolution of the advertising business of Economic Observer.

     7.2 The total amount referenced in Section 7.1 hereof shall be paid by JGXC in equal monthly installments. EOPO agrees that the above-referenced consideration to be paid by JGXC already incorporates the compensation for transferring or licensing intellectual property to JGXC as set forth in Section 3.1.1 hereof, unless the law provides otherwise.

8.   REPRESENTATIONS AND WARRANTIES

     8.1 On the date of execution hereof, EOPO and Newspaper Co. make the representations and warranties to JGXC that the information disclosed in the appendices hereof is true, accurate, complete, and without omission or being misleading, and acknowledge that the said warranty constitutes the basis on which JGXC enters the agreement.

     8.2 Each representation and warranty shall be construed as a separate warranty.

     8.3 EOPO undertakes to immediately give written notice to JGXC if EOPO becomes aware that, events subsequent to the date of execution hereof have rendered any of the representations and warranties to be untrue,


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          inaccurate or misleading in any respect such that there is a material adverse effect on the rights of JGXC


9.   NOTICE

     9.1 Unless otherwise provided herein, when any party is giving a notice in accordance with or associated with the agreement, the said notice shall be in writing. If delivered in person, or transmitted by facsimile, or delivered by EMS, then it is deemed delivered if it is delivered to the addresses or facsimile numbers listed below, or delivered to other addresses or facsimile numbers provided by the recipient in advance.

          Economic Observer Press Office

          Address: Building 7, Xinghua East Lane A, Heping Street, Dongcheng District, Beijing
                     Postal Code: 100013
          Telephone: 010-64209021
          Facsimile: 010-64297071
          Attention: ZHANG, Lijuan

          Shandong Sanlian (Group) Co., Ltd.
          Address:   20 Tuquan North Road, Jinan, Shandong
                     Postal Code: 250011
          Telephone: 0531-83536605
          Facsimile: 0531-86099847
          Attention: ZHU, Aijun

          Shandong Economic Observing Newspaper Co., Ltd.
          Address:   Building 7, Xinghua East Lane A, Heping Street, Dongcheng
          District, Beijing
                     Postal Code: 100013
          Telephone: 010-64209021
          Facsimile: 010-64297071
          Attention: ZHANG, Lijuan

          Beijing Jingguan Xincheng Advertising Co., Ltd.
          Address:   Building 7, Xinghua East Lane A, Heping Street, Dongcheng
          District, Beijing
                     Postal Code: 100013
          Telephone: 010-64209021
          Facsimile: 010-64297071
          Attention: ZHANG, Lijuan


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     9.2  Unless otherwise provided herein, any notice, if transmitted by facsimile, shall be deemed delivered immediately if it is transmitted without error messages to the facsimile number of the recipient listed above during 8:00-17:00, Beijing Time, on a statutory business day, except that, immediately thereafter, the said notice shall be delivered by EMS to the recipient as a form of confirmation. Any notice, if delivered by EMS, shall be deemed already delivered 5 days after it is dispatched to the address of the recipient.

10.  REVISION AND TERMINATION OF THE AGREEMENT

     10.1 Any amendment to this Agreement shall not be valid without the unanimous consent of the parties, the approval of the board of directors of JGXC, and execution of supplemental agreement. Any unilateral change to this agreement by any party has no legal effect.

     10.2 Unless provided otherwise herein, no party shall terminate the agreement prior to the expiration of the term hereof. If any party terminates the agreement without the approval from the other parties, the said party shall be held liable for compensation in compliance with the provisions hereunder.

     10.3 Notwithstanding the foregoing provisions, JGXC's board of directors may pass a resolution by vote and give written notice to the other parties in order to terminate the agreement.

11.  LIABILITIES FOR BREACH

     11.1 In the event one party breaches any of the contractual obligations hereunder or any representation and warranty and causes any direct losses or foreseeable indirect losses to the other party, the breaching party shall make full compensation or indemnity for the losses sustained by the other party. The said other party shall have the right to make deductions or withholdings from any amount owing to the breaching party.

     11.2 If one party breaches the agreement and causes losses to the other party, the said other party shall take appropriate measures to prevent the losses from increasing, otherwise, the said other party shall be held responsible for the increase of the loss; on the other hand, the breaching party shall be responsible for the reasonable expenses incurred by the said other party for preventing the loss from increasing.

     11.3 The parties fully understand and agree that the covenants hereunder constitute important components of the cooperation agreements, violation of which may result in a fundamental breach of the cooperation agreements and the loss caused by one party's breach hereof to the other party may exceed and substantially surpass the considerations covenanted herein. The parties acknowledge that all the provisions herein, including but not limited to Section 11 hereof on breaching party's obligations, result from fair and sufficient consultation among the parties, who irrevocably agree that the breaching party shall, under no circumstances, present any claim or plea for reducing the obligation of the breaching party on the ground that it is grossly unconscionable or that the indemnity exceeds the consideration of the contract.

     11.4 If EOPO wishes to terminate the agreement prior to the expiry date, EOPO shall compensate JGXC for all the resulting losses, including but not limited to any direct loss, indirect loss, loss of JGXC's anticipated profit during the term hereof assuming the agreement is not terminated (annual profit shall be based on JGXC's actual operating revenue and reasonable projection of growth rate), as well as all direct or indirect losses resulting or potentially resulting from obligatory compensations to third parties.

     11.5 With the approval of its board of directors, JGXC may give written notice to the other parties to terminate the agreement and hold EOPO liable for breaching of contract under Section 11.4 hereof if any of the following situations implicating EOPO occurs:

               11.5.1 EOPO violates the provisions under Section 2 hereof, including but not limited to transferring to others or permitting others to operate all or part of the advertising agency of Economic Observer, or refusing to place advertisement without a valid reason, or committing material errors of omitting, misplacing advertisement, or causing, in any other manner, material adverse effect on the advertising business of Economic Observer, or causing the loss of all or part of the exclusive advertising agency of Economic Observer, and after receiving the written notice from JGXC demanding remedy, EOPO failing to remedy the situation within a reasonable time frame in compliance with JGXC's demand;

               11.5.2 EOPO violates the provisions under Section 3 hereof, causing the transfer of intellectual property hereunder to completely or partially fall through, or preventing the transfer of any or all material intellectual property, or causing material impairment to JGXC's rights and benefits deriving from the said intellectual property, and after receiving the written notice from JGXC demanding remedy, EOPO failing to remedy the situation within a reasonable time frame in compliance with JGXC's demand;

               11.5.3 EOPO violates the provisions under Section 4 or 5 hereof, causing complete or partial failure of service objectives for distribution consulting and printing management, and after receiving the written notice from JGXC demanding remedy, EOPO failing to remedy the situation within a reasonable time frame in compliance with JGXC's demand; or

     11.6 EOPO, Sanlian Group and Newspaper Co. are liable jointly and severally for their respective obligations and undertakings hereunder.

12.  TERM OF THE AGREEMENT AND RENEWAL UPON EXPIRATION

     12.1 The Agreement comes into force on the date of establishment and thereby replaces "Business Cooperation Agreement" executed by the parties on May 10, 2006 and "Supplementary Agreement to 'Business Cooperation Agreement'" executed on June 10, 2006; the agreement shall have a term of fifty (50) years commencing from the date of execution.

     12.2 Upon expiry of the term hereof, the agreement automatically renews itself without the parties incurring any additional expenses for the renewal.

13.  PAYMENT OF TAXES

     13.1 The parties shall pay taxes and fees in accordance with Chinese law and applicable tax regulations then in effect, of which, EOPO shall pay taxes during the process of and associated with the issuance of advertisement while JGXC shall pay taxes during the process of and associated with advertising agency.

14.  RESOLUTION OF DISPUTE

     14.1 Any disputes arising out of or in connection with the agreement shall be resolved through consultation among the parties as a first resort; in the event the dispute resolution through consultation proves unsuccessful, the parties shall then refer the dispute to China International Economic and Trade Arbitration Commission and submit themselves to the arbitration rules of the said Commission in effect at the time of application for arbitration; the judgment of the arbitration tribunal shall be final and binding on the parties hereto.

     14.2 During the process of dispute resolution, except for the matters in dispute, the parties shall continue and abide by the other provisions hereof and fulfill their other obligations hereunder.

15.  GOVERNING LAW AND JURISDICTION

     15.1 The agreement shall be governed by and construed in accordance with the laws of the People's Republic of China.

16.  WAIVER AND TRANSFER

     16.1 Any party's waiver at any time of any entitlement under any provision hereof does not affect the said party's subsequent entitlement under the said provision or its entitlement under any other provisions hereof.

     16.2 Any party shall not transfer any of its rights and/or obligations hereunder to any non-party hereto without the written consent by the other parties.

17.  MISCELLANEOUS

     17.1 Matters requiring hereunder the written consent by JGXC or any waiver by JGXC of a right hereunder shall be approved of only through a vote by the board of directors of JGXC, unless the board of directors of JGXC passes a resolution to the contrary.

     17.2 The section headings herein are for convenience only and shall not affect the construction hereof.

     17.3 If any term or provision herein is declared by any applicable law to be illegal or unenforceable, the said provision shall be deemed deleted from the agreement and null whilst the agreement remains valid and shall be deemed no to contain the said provision in its original composition. The parties shall, through consultation, replace the provision that is deemed depleted with one that is acceptable and satisfactory to the parties, legal and valid.

     17.4 The time, date and deadline provided hereunder are of the essence hereof, any violation of the time, date or deadline provided hereunder shall be deemed a breach of contract.

     17.5 All expenses incurred to cause the agreement to come into force legally, including but not limited to fees for notary public services, stamping and registration, shall be borne by the related parties in accordance with Chinese law or by the party incurring the expense.

     17.6 The appendices hereto constitute an integral part hereof and shall be of equal validity as the agreement proper.

     17.7 The agreement is composed of four counterparts, the parties each holding one counterpart, all of which having equal legal force.

                           [Signature page to follow]

Signature page for "Business Cooperation Agreement"

Economic Observer Press Office
[Company chop of Economic Observer
Press Office]


Authorized representative: /s/
                           ----------------------------------------


Shandong Sanlian (Group) Co., Ltd.
[Company chop of Shandong Sanlian
(Group) Co., Ltd.]


Authorized representative: /s/
                           ----------------------------------------


Shandong Economic Observing Newspaper
Co., Ltd. [Company chop of Shandong
Economic Observing Newspaper Co.,
Ltd.]


Authorized representative:
                           ----------------------------------------


Beijing Jingguan Xincheng Advertising
Co., Ltd. [Company chop of Beijing
Jingguan Xincheng Advertising Co.,
Ltd.]


Authorized representative: /s/
                           ----------------------------------------

                    APPENDIX 1 REPRESENTATIONS AND WARRANTIES

EOPO and Newspaper Co. (collectively the "Representing Parties"), on the date of execution hereof, jointly and severally represent and warrant the following:

1    General representation and warranty

     1.1 The Representing Parties are legal persons of a subsisting and reputable business institution or corporation established under Chinese law;

     1.2 The Representing Parties possess all the power, authorization and approval (from government or other entities) necessary to execute and fully perform the agreement and fulfill the obligations under each related agreement executed in accordance with the agreement;

     1.3 The Representing Parties have taken all necessary measures such that they have full legal power to enter into the agreement; the representatives executing the agreement on behalf of the Representing Parties have obtained full authorization necessary for executing the agreement, therefore by the power of the letter of authorization or by reason of the representatives as employees of the Representing Parties, the agreement they executed shall be binding on the Representing Parties.

     1.4 Execution and performance hereof shall not contravene any Chinese law, government decree or court judgment or cause the Representing Parties to breach any contract with a third party;

     1.5 With respect to the subject hereof, the Representing Parties are not implicated in any pending law suit, arbitration, or judicial, administrative or other procedures or government investigation, or threat of any of the preceding that the Representing Parties are aware of in their best faith;

     1.6 All the documents, data, information and undertakings provided by the Representing Parties to the other parties are true, accurate and complete without omission or being misleading.

2.   Regarding the agreement

     2.1 The appendices hereto have already made a full and complete disclosure of all the contracts, agreements or arrangements that EOPO and Newspaper Co. have entered regarding advertising, intellectual property, distribution, printing and related businesses or affairs, or that may affect JGXC's rights hereunder, or that may rival or contradict the agreement;

     2.2 The contracts or agreements disclosed in the appendices hereto are legal and valid, and, to the best knowledge of EOPO and Newspaper Co., no circumstances exist that may affect the full performance of the said contracts or agreements, or cause any parties thereto to breach the contract or demand compensation or file other claims.

3.   Regarding intellectual property

     3.1 Disclosure: The Appendix 2 hereto has made, without omission, a full and complete disclosure of the intellectual property inventory, the particulars of which include:

          (i) All intellectual properties under the category of privately owned intellectual property that have been or are in the process of being registered, including but not limited to patent, domain name, trademark, business name, service logo, copyright, and applications for any of the preceding;

          (ii) Substantial approval and renewal of approval of privately owned intellectual property to third parties;

          (iii) Approval of intellectual property and any renewal of approval received of the said intellectual property;

          (iv) Other than those provided herein, any substantial obligations of exclusiveness and non-competition that are binding on EOPO, as well as any reservation placed by a third party on intellectual property.

     3.2 Overview

          3.2.1 All the intellectual properties are legally owned by EOPO as the beneficial owner, or are authorized by the title owner who consents to its legal use by the authorized; EOPO possesses full legal titles and associated rights to the said intellectual properties, free from any legal encumbrance for its performance hereof;

          3.2.2 Up until the date of execution hereof, EOPO is in possession of no intellectual property, undisclosed to JGXC, that has already been registered with the applicable government agency or other registration authority, or that an application for registration thereof has already been submitted.

          3.2.3 Other than the domain name disclosed in Appendix 2 hereto, EOPO is in possession or direct or indirect control of no other domain.

          3.2.4 Up until the date of execution hereof, EOPO does not own any trademark, nor has it filed any undisclosed application for the registration of any trademark.

          3.2.5 EOPO has already filed an application with the Trademark Bureau of the State Administration of Industry and Commerce to register a trademark disclosed in Appendix 2 hereto, and, to the best knowledge of EOPO, there is no substantial encumbrance in existence to prevent EOPO from obtaining the registration thereof.

     3.3  License

          3.3.1 Other than those disclosed in Appendix 2 hereto, no third party has been licensed by EOPO for the use of any intellectual property.

     3.4  No infringement by EOPO

          3.4.1 EOPO did not infringe, is not infringing and will not infringe upon the intellectual property of any third party.

          3.4.2 No third party has ever filed any claims declaring that EOPO infringed, is infringing or may infringe upon the intellectual property of any third party, or disputing the intellectual property owned or used by EOPO. To the best knowledge of EOPO, no circumstances exist that may give rise to the above-referenced claims or disputes.

     3.5  No infringement by third parties

          3.5.1 To the best knowledge of EOPO, no third party infringed, is infringing or may infringe upon the intellectual property owned or used by EOPO

          3.5.2 EOPO has never filed any claims declaring that a third party infringed, is infringing or may infringe upon the intellectual property owned or used by EOPO, or disputing the intellectual property owned or used by a third party. To the best knowledge of EOPO, no circumstances exist that may give rise to the above-referenced claims or disputes.

          3.5.3 After the transfer, EOPO has not behaved in any manner, either through action or non-action, which may be detrimental to JGXC enforcing its rights to the intellectual properties owned or used by EOPO

     3.6  Restrictions on rights

          3.6.1 The intellectual properties owned or used by EOPO are not subject to any security interest, except for the restrictions set forth herein

          3.6.2 Other than the agreement, there is no agreement or arrangement that restrict EOPO's disclosure, use or transfer of intellectual property, or granting a third party any rights to the intellectual property.

     3.7  Loss of rights

          3.7.1 The intellectual property owned or used by EOPO will be lost or shall not be terminated as a result of the transfer or the performance hereof.

          3.7.2 EOPO has not behaved in any manner, either through action or non-action,, no situation has arisen or may arise, such that may cause the cancellation, enforced licensing, abolishing or amendment of any of the intellectual property, or may cause an pending application to be denied or unable to be registered as a valid intellectual property.

                   APPENDIX 2 LIST OF INTELLECTUAL PROPERTIES

1.   Self-owned intellectual properties

     (1) Domain name: EOPO is in possession or direct or indirect control of no other domain other than the domain names disclosed listed below:

Chinese domain name             English domain name     Universal website              Internet name
-------------------            --------------------   --------------------   --------------------------------
www.[Chinese Characters].cn    www.eeo.com.cn         [Chinese Characters]   [Chinese Characters]
www.[Chinese Characters].com   www.eobserver.com.cn   (Economic Observer)    (Economic Observer Press Office)
www.[Chinese Characters].net
www.[Chinese Characters].com
www.[Chinese Characters].net
www.[Chinese Characters].com
www.[Chinese Characters].com
www.[Chinese Characters].com
www.[Chinese Characters].com

     (2) Regarding trademarks: EOPO does not own any trademark, nor has it filed any undisclosed application for the registration of any trademark other than the following registered trademark applications that have been submitted to the Trademark Bureau of the State Administration of Industry and Commerce:


                        Date of processing
Trademark                 the application
Text/Graphic             for registration            Applicable category
------------            ------------------   -----------------------------------
The Economic Observer   May 25, 2005          9   Science, navigation, land
[Chinese Characters]                              survey, electrical,
[Chinese Characters]                              photography, movies, optics,
                                                  scales, instruments of
                                                  measurement, signal, testing
                                                  (supervision), ambulance
                                                  (rescue) and instructional
                                                  instruments and devices,
                                                  recording, communications,
                                                  device for displaying sound
                                                  and image, magnetic data
                                                  medium, recording disc,
                                                  automatic vending machine and
                                                  coin-

                                                  operated mechanical structure,
                                                  cash register, computer and
                                                  data processing facility, fire
                                                  extinguisher

The Economic Observer   May 25, 2005         16   Different types of paper,
[Chinese Characters]                              paper board and products,
[Chinese Characters]                              printed matter, stapling
                                                  products, photos, stationery,
                                                  glues for stationery or home
                                                  use, fine arts products,
                                                  brush-pencil, typewriter and
                                                  office products (other than
                                                  furniture), education or
                                                  instructional products (other
                                                  than instruments), packaging
                                                  plastic materials (different
                                                  types), paper cards, printing
                                                  types, printing form

The Economic Observer   May 25, 2005         35   Advertising, enterprise
[Chinese Characters]                              operation, enterprise
[Chinese Characters]                              management, office
                                                  administration

The Economic Observer   May 25, 2005         40   Material processing
[Chinese Characters]
[Chinese Characters]

The Economic Observer   May 25, 2005         41   Education, provision of
[Chinese Characters]                              training, entertainment,
[Chinese Characters]                              arts and sports activities

The Economic Observer   May 25, 2005         42   Science and technology service
[Chinese Characters]                              and related research and
[Chinese Characters]                              design services; industrial
                                                  analysis and research,
                                                  computer hardware and software
                                                  design and

                                                  development; legal services

EEO.COM.CN              May 25, 2005          9   Science, navigation, land
[Chinese Characters]                              survey, electrical,
                                                  photography, movies, optics,
                                                  scales, instruments of
                                                  measurement, signal, testing
                                                  (supervision),
                                                  ambulance(rescue) and
                                                  instructional instruments and
                                                  devices, recording,
                                                  communications, device for
                                                  displaying sound and image,
                                                  magnetic data medium,
                                                  recording disc, automatic
                                                  vending machine and
                                                  coin-operated mechanical
                                                  structure, cash register,
                                                  computer and data processing
                                                  facility, fire extinguisher

EEO.COM.CN              May 25, 2005         16   Different types of paper,
[Chinese Characters]                              paper board and products,
                                                  printed matter, stapling
                                                  products, photos, stationery,
                                                  glues for stationery or home
                                                  use, fine arts products,
                                                  brush-pencil, typewriter and
                                                  office products (other than
                                                  furniture), education or
                                                  instructional products (other
                                                  than instruments), packaging
                                                  plastic materials (different
                                                  types), paper cards, printing
                                                  types, printing form

EEO.COM.CN              May 25, 2005         35   Advertising, enterprise

[Chinese Characters]                              operation, enterprise
                                                  management, office
                                                  administration

EEO.COM.CN              May 25, 2005         40   Material processing
[Chinese Characters]

EEO.COM.CN              May 25, 2005         41   Education, provision of
[Chinese Characters]                              training, entertainment,
                                                  arts and sports activities

EEO.COM.CN              May 25, 2005         42   Science and technology service
[Chinese Characters]                              and related research and
                                                  design services; industrial
                                                  analysis and research,
                                                  computer hardware and software
                                                  design and development; legal
                                                  services

[Chinese Characters]    July 6, 2005         16   Different types of paper,
CHINA BLUE                                        paper board and products,
CHIP REAL ESTATE                                  printed matter, stapling
And graphics                                      products, photos, stationery,
                                                  glues for stationery or home
                                                  use, fine arts products,
                                                  brush-pencil, typewriter and
                                                  office products (other than
                                                  furniture), education or
                                                  instructional products (other
                                                  than instruments), packaging
                                                  plastic materials (different
                                                  types), paper cards, printing
                                                  types, printing form

[Chinese Characters]    July 6, 2005         41   Education, provision of
CHINA BLUE                                        training, entertainment,
CHIP REAL ESTATE                                  arts and sports activities
And graphics

[Chinese Characters]    July 6, 2005         16   Different types of paper,
The Economic Observer                             paper board and products,
Forum and graphics                                printed

                                                  matter, stapling products,
                                                  photos, stationery, glues for
                                                  stationery or home use, fine
                                                  arts products, brush-pencil,
                                                  typewriter and office products
                                                  (other than furniture),
                                                  education or instructional
                                                  products (other than
                                                  instruments), packaging
                                                  plastic materials (different
                                                  types), paper cards, printing
                                                  types, printing form

[Chinese Characters]    July 6, 2005         41   Education, provision of
The Economic Observer                             training, entertainment,
Forum and graphics                                arts and sports activities

[Chinese Characters]    June 3, 2006         16   Different types of
The Most Respected      (Note: date               paper, paper board and
Companies of China      of application,           products, printed matter,
And graphics            not date of               stapling products, photos,
                        processing)               stationery, glues for
                                                  stationery or home use, fine
                                                  arts products, brush-pencil,
                                                  typewriter and office products
                                                  (other than furniture),
                                                  education or instructional
                                                  products (other than
                                                  instruments), packaging
                                                  plastic materials (different
                                                  types), paper cards, printing
                                                  types, printing form

[Chinese Characters]    June 3, 2006         41   Education, provision of
The Most Respected      (Note: date of            training, entertainment,
Companies of China      application, not          arts and sports activities
And graphics            date of
                        processing)


[Chinese Characters]    June 3, 2006         16   Different types of
                        (Note: date of

Marketing               application, not          paper, paper board and
And graphics            date of                   products, printed matter,
                        processing)               stapling products, photos,
                                                  stationery, glues for
                                                  stationery or home use, fine
                                                  arts products, brush-pencil,
                                                  typewriter and office products
                                                  (other than furniture),
                                                  education or instructional
                                                  products (other than
                                                  instruments), packaging
                                                  plastic materials (different
                                                  types), paper cards, printing
                                                  types, printing form

[Chinese Characters]    June 3, 2006         41   Education, provision of
Marketing               (Note: date of            training, entertainment,
And graphics            application, not          arts and sports activities
                        date of
                        processing)

     APPENDIX 3 LIST OF PRIOR AGREEMENTS WITH OTHER PARTIES TO BE CONTINUED

     This is a list of agreements mainly related to distribution and printing of publications of Shandong Economic Observing Newspaper Co., Ltd. and Economic Observer Press Office.

                       ATTACHMENT 1 LETTER OF CONFIRMATION

     Economic Observer Press Office ("EOPO") has designated Beijing Jingguan Xincheng Advertising Co., Ltd. as Economic Observer's exclusive general advertising agent. This is confirmed as follows:

1. Beijing Jingguan Xincheng Advertising Co., Ltd. is officially designated by EOPO as the exclusive general agent ("General Agent") of Economic Observer's advertising business.

2. The above-referenced Economic Observer include the currently named Economic Observer [Chinese Characters] and its successor or substitute under a new name or masthead, as well as other financial publications and any or all appendices, supplements, additional editions, derivative publications, whether in print or electronic format or in any other format or media that EOPO publishes from time to time.

3. General Agent is empowered, in the capacity of agent, to enter into contracts related to the advertising business of Economic Observer.

4. Advertising clients wishing to enter into any advertising contract with EOPO shall submit an application to General Agent; once the written consent of General Agent is obtained in advance, arrangements are then made for the execution thereof with the relevant departments of EOPO.

5. This letter of confirmation comes into force on the date of execution and delivery for a term of fifty years; the said term shall be extended to the extent that the term of cooperation between EOPO and General Agent is extended or updated.

In witness of the preceding on this [__]day of [__________], 2006

                                        Economic Observer Press Office
                                        [Company chop of Economic Observer Press
                                        Office]


                                        Legal representative: /s/
                                                              ------------------

   ATTACHMENT 2 LETTER OF CONFIRMATION REGARDING THE TERMINATION OF AGREEMENTS

Economic Observer Press Office ("EOPO") and Shandong Economic Observing Newspaper Co., Ltd. ("Newspaper Co.") entered this letter of confirmation on [__________] in the presence of the authorized representative of Beijing Jingguan Xincheng Advertising Co., Ltd..

1. EOPO and Newspaper Co. hereby acknowledge that the contracts or agreements ("the prior agreements with other parties") listed in Section 3 hereof below were entered into on the dates indicated by the two parties. The parties have reached agreement through consultation to the termination, on the date of execution hereof, of the prior agreements with other parties, absolving the parties of any rights or obligations under the provisions of the prior agreements with other parties.

2. EOPO and Newspaper Co. hereby agree: commencing on the date of execution hereof, the two parties each irrevocably and unconditionally abandon any claims for compensation under the prior agreements with other parties, shall not make subject the other party to any demands, request, pleas or claims under the prior agreements with other parties, or subject the other party to any demands, request, pleas or claims associated with the prior agreements with other parties, regardless of whether the subject matter of the said demands, request, pleas or claims arises before or after the execution hereof.

3.   The contracts and agreements to be terminated hereby include:

     Title                 Date of execution   Abstract                                     Amount (in RMB)
     -----                 -----------------   --------                                     ---------------
1.   "Agreement"           July 22, 2005       EOPO grants to Newspaper Co. Level 1         n/a
                                               agency for wholesale distribution,
                                               exclusive advertising agency and other
                                               non-editorial business agency for Economic
                                               Observer, whose range of operation is
                                               China(including Hong Kong and Taiwan) and
                                               other permissible regions

2.   "Agency Agreement     January 1, 2004     EOPO commissions the Beijing sales           EOPO makes an annual
     (business training                        subsidiary of Shandong Yuan Chuang           payment of RMB
     in branding and                           Newspaper Development Co., Ltd.              2,400,000.00 (two
     promotion                                 (predecessor of Newspaper Co.) to provide    million four hundred
     services)"                                all-year-round business training in sales    thousand RMB) to EOPO
                                               and branding

3.   "Agency Agreement     March 1, 2005       EOPO commissions the Beijing sales           EOPO makes an annual
                                               subsidiary of Shandong Yuan                  payment


     (business training                        Chuang Newspaper Development Co.,            of RMB 2,880,000.00
     in branding and                           Ltd.(predecessor of Newspaper Co.) to        (two million eight
     promotion                                 provide all-year- round business training    hundred and eithty
     services)"                                in sales and branding                        thousand RMB) to EOPO

4    "Agency Agreement     March 1, 2005       EOPO commissions the Beijing sales           EOPO makes an annual
     (news gathering                           subsidiary of Shandong Yuan Chuang           payment of RMB
     and editorial                             Newspaper Development Co.,                   2,160,000.00 (two
     business services)"                       Ltd.(predecessor of Newspaper Co.) to        million one hundred
                                               provide news gathering and editorial         and sixty thousand
                                               business services                            RMB) to EOPO

5    "Agency Agreement     March 1, 2005       EOPO commissions the Beijing sales           EOPO makes an annual
     (sales business                           subsidiary of Shandong Yuan Chuang           payment of RMB
     training services)"                       Newspaper Development Co.,                   4,520,000.00 (four
                                               Ltd.(predecessor of Newspaper Co.) to        million five hundred
                                               provide sales training services              and twenty thousand
                                                                                            RMB) to EOPO

                                        Economic Observer Press Office [Company
                                        chop of Economic Observer Press Office]


                                        Authorized representative: /s/
                                                                   -------------

                                        Shandong Economic Observing Newspaper
                                        Co., Ltd. [Company chop of Shandong
                                        Economic Observing Newspaper Co., Ltd.]


                                        Authorized representative:
                                                                   -------------


                                        Witness:

                                        Beijing Jingguan Xincheng Advertising
                                        Co., Ltd. [Company chop of Beijing
                                        Jingguan Xincheng Advertising Co., Ltd.]


                                        Authorized representative: /s/
                                                                   -------------

                                  ATTACHMENT 3

     LETTER OF CONFIRMATION REGARDING NEWSPAPER CO.'S TRANSFER OF CONTRACTS

     This letter of confirmation is concluded by Shandong Economic Observing Newspaper Co., Ltd. (formerly known as Shandong Yuan Chuang Newspaper Development Co., Ltd., "Newspaper Co.") and Beijing Jingguan Xincheng Advertising Co., Ltd. ("JGXC") on [May 10, 2006].

1. Newspaper Co. hereby warrants that the contracts and agreements that Newspaper Co. as a party executed with relevant parties ("prior agreements with other parties") listed in the appendix hereto are true, valid and complete without omissions or being materially misleading.

2. Based upon consensus achieved through consultation between Newspaper Co. and EOPO, Newspaper Co. agrees to transfer the rights, benefits and revenue that it owns or obtains under prior agreements with other parties to JGXC, the latter hereby agrees to be the transferee of Newspaper Co.'s rights under prior agreements with other parties.

3. Without any delay after the execution hereof, at the request of JGXC and in a manner satisfactory to JGXC, Newspaper Co. undertakes to give notice to the other parties to the prior agreements with other parties to the effect that Newspaper Co.'s rights or benefits have already been transferred to JGXC.

4. Regardless of whether Newspaper Co. gives notice to the other parties to the prior agreements with other parties to the effect that Newspaper Co.'s rights or benefits have already been transferred to JGXC, commencing from the date of execution hereof, when any third party payment under prior agreements with other parties or any other benefits are received, Newspaper Co. shall, without any delay, give written notice to JGXC and, at the request of JGXC, transmit or transfer the said payment or benefits to JGXC. The board of directors of JGXC has the power to determine, based on its own needs and at its sole discretion, whether to permit Newspaper Co. to keep the said payment or benefits, and whether to make a corresponding deduction from or charge against any amount owed by JGXC to Newspaper Co.

5. The appendix hereto lists the contracts and agreements to be transferred hereby:

                                        Shandong Economic Observing Newspaper
                                        Co., Ltd. [Company chop of Shandong
                                        Economic Observing Newspaper Co., Ltd.]


                                        Authorized representative: /s/
                                                                   -------------


                                        Beijing Jingguan Xincheng Advertising
                                        Co., Ltd. [Company chop of Beijing
                                        Jingguan Xincheng Advertising Co., Ltd.]


                                        Authorized representative: /s/
                                                                   -------------

     Exhibit to Letter of Confirmation Regarding Newspaper Co.'s Transfer of
                                    Contracts

                                                   Date of
No.       Title                 Party             execution          Term           Amount          Abstract
---  ---------------  -------------------------  ----------  -------------------  ----------  -------------------
1    Agency contract  Shang Tuo Zhi Yang         2006.1.4    2006.5.1-2009.4.30               Shang Tuo Co. as
                      International Advertising                                               agent for real
                      (Beijing) Co., Ltd.                                                     estate ads

2    Agency contract  Shang Tuo Zhi Yang         2006.1.4    2006-2008                        Concluding annual
                      International Advertising                                               confidentiality
                      (Beijing) Co., Ltd.                                                     agreement, excess
                                                                                              at 20% discount

3    Agency contract  Beijing Wu Zhou on-line    2006.1.4    2006.1.1-2007.12.31              Concluding annual
                      JGXC, Ltd.                                                              confidentiality
                                                                                              agreement

4    Cooperation      Jing Guan Paper(China)     2006.2.10   2006.7.31                        Concluding layout
     agreement        Investment Co., Ltd.                                                    agreement,
                                                                                              performance
                                                                                              uncompleted

5    Cooperation      Guangdong Provincial       2006.2.16   2006.1.1-2006.12.31  1,285,630   Concluding GPAC's
     agreement        Advertising Co., Ltd.                                                   bottom protection
                                                                                              placement
                                                                                              agreement, 720K
                                                                                              already placed

6    Cooperation      Guangzhou Shang Dao        2006.2.16   2006.1.1-2006.12.31              Concluding agency
     agreement        Advertising Co., Ltd.                                                   agreement for Hong
                                                                                              Ta Group and
                                                                                              discount, no
                                                                                              placement

7    Cooperation      Beijing Dian Tong Ad Co.,  2006.2.17                                    Concluding annual
     agreement        Ltd.                                                                    bottom protection
                                                                                              agreement and bonus
                                                                                              policy

8    Exchange and     New Continental (Beijing)  2006.2.27   2006.9               168,000     Concluding profit
     cooperation      Consulting Co., Ltd.                                                    allocation ratio
     agreement

9    Cooperation      Guangdong Provincial       2006.2.27   2006.1.1-2006.12.31              Concluding annual
     agreement        Advertising Co., Ltd.                                                   bottom protection
                                                                                              agreement and bonus
                                                                                              policy

10   Cooperation      Chuan Li                   2006.2.28   2006.1.1-2006.12.31              Concluding annual
     agreement                                                                                bottom protection
                                                                                              agreement and bonus
                                                                                              policy

11   Cooperation      Shang Tuo Zhi Yang,        2006.3.1    2006.3                           Assisting Shang Tuo
     agreement        Shenzhen Fan Lan                                                        to conclude real
                      Advertising                                                             estate alliance
                                                                                              agreement

12   Exchange and     Beijing Zhi Bo Hao Hai     2006.3.22                                    Space swap, 19 IBM
     cooperation      Advertising Media Co.,                                                  laptops,
     agreement        Ltd.                                                                    performance not
                                                                                              completed

13   Cooperation      China Ping An Insurance    2006.3.22   2006.12.31           700,000     Concluding
     agreement        Corporation                                                             cooperation
                                                                                              agreement and
                                                                                              discount

14   Exchange and     Yu Long Computer Telecom   2006.1.12   2006.3               321,784     Space swap, 25 CECT
     cooperation      Science & Technology                                                    laptops,
     agreement        (Shenzhen) Co., Ltd.                                                    performance not
                                                                                              completed

15   Cooperation      Beijing Ying Tong De Hong  2005.12.21  2005.11-2006.12.31   937,440     Concluding
     agreement        Advertising Co., Ltd.                                                   cooperation
                                                                                              agreement and
                                                                                              discount; already
                                                                                              back pedaled, ad
                                                                                              not fully used

16   Exchange and     Beijing Tian Di Fei Chi    2005.10.18  2006.9 month end     n/a         Performance not
     cooperation      Marketing Strategy Co.,                                                 completed
     agreement        Ltd.

17   Exchange and     Shanghai Advertising       2005.10.10  2006.2.28            261,320     Swap 1 Ya Jia Hua
     cooperation      Corporation                                                             car, performance
     agreement                                                                                uncompleted

18   Exchange and     Jing Asia International    2005.10.18  2006.4.16            n/a         Performance
     cooperation      Management (Beijing) Co.,                                               uncompleted
     agreement        Ltd.

19   Exchange and     Shenzhen Long Ying         2005.10.24  2006 year end        1,418,100   Performance
     cooperation      Advertising Co., Ltd.                                                   uncompleted
     agreement

20   Exchange and     Century Jun Ying Golf      2005.11.14  2006 year end        n/a         Performance
     cooperation      Sports Marketing Co., Ltd.                                              uncompleted
     agreement

21   Exchange and     Beijing Chuan Shi Shi      2005.8.15   2006 year end        271,600     Performance
     cooperation      Kong Advertising Co., Ltd.                                              uncompleted
     agreement

22   Exchange and     Beijing Hua Qi Digital     2005.12.12  2006 year end        198,454     Swap merchandise
     cooperation      Info Science & Technology                                               returned, space not
     agreement        Co., Ltd.                                                               fully used

23   Cooperation      Beijing Shan Shan          2005.12.12  2006 year end        Bottom      Performance
     agreement        Advertising Co., Ltd.                                       protection  uncompleted
                                                                                  grand
                                                                                  agreement

24   Exchange and     Beijing Chuan Shi Shi      2005.12.14  2006 year end        30,000      Swap merchandise
     cooperation      Kong Advertising Co., Ltd.                                              returned, space not
     agreement                                                                                fully used

25   Cooperation      Beijing Observer           2005.7.15   2006.12.31                       performance
     agreement        Advertising Corporation                                                 uncompleted

26   Golf             Beijing Xing Yu Zhi Ti     2005.7.15   2006.12.31                       Swap
     consulting       Development Co., Ltd.
     exchange
     agreement

27   Exchange and     Shenzhen Financial         2006.1.18   n/a                              The parties swap
     cooperation      Advertising Co., Ltd.                                                   ads in the
     agreement                                                                                newspaper
                                                                                              designated by the
                                                                                              other party

                                  ATTACHMENT 4

          LETTER OF CONFIRMATION REGARDING EOPO'S TRANSFER OF CONTRACTS

This letter of confirmation is concluded by Economic Observer Press Office ("EOPO") and Beijing Jingguan Xincheng Advertising Co., Ltd. ("JGXC") on [____________].

1. EOPO hereby warrants that the contracts and agreements that EOPO as a party executed with relevant parties ("prior agreements with other parties") listed in the appendix hereto are true, valid and complete without omissions or being materially misleading.

2. Based upon consensus achieved through consultation between EOPO and JGXC, EOPO agrees to transfer the rights, benefits and revenue that it owns or obtains under prior agreements with other parties to JGXC, the latter hereby agrees to be the transferee of EOPO's rights under prior agreements with other parties.

3. Without any delay after the execution hereof, at the request of JGXC and in a manner satisfactory to JGXC, EOPO undertakes to give notice to the other parties to the prior agreements with other parties to the effect that EOPO's rights or benefits have already been transferred to JGXC.

4. Regardless of whether EOPO gives notice to the other parties to the prior agreements with other parties to the effect that EOPO's rights or benefits have already been transferred to JGXC, commencing from the date of execution hereof, when any third party payment under prior agreements with other parties or any other benefits are received, EOPO shall, without any delay, give written notice to JGXC and, at the request of JGXC, transmit or transfer the said payment or benefits to JGXC. The board of directors of JGXC has the power to determine, based on its own needs and at its sole discretion, whether to permit EOPO to keep the said payment or benefits, and whether to make a corresponding deduction from or charge against any amount owed by JGXC to EOPO.

5. The appendix hereto lists the contracts and agreements to be transferred hereby:

Economic Observer Press Office [Company chop of Economic Observer Press Office]


Authorized representative: /s/
                           --------------------------------

Beijing Jingguan Xincheng Advertising Co., Ltd. [Company chop of Beijing Jingguan Xincheng Advertising Co., Ltd.]


Authorized representative: /s/
                           --------------------------------

    Exhibit to Letter of Confirmation Regarding EOPO's Transfer of Contracts

                                                       Date of
No.   Title              Party                        execution       Term          Amount         Abstract
---   ----------------   -------------------------   ----------   -------------   ---------   -------------------
 1    Exchange and       Xia Xing Electronics        2006.1.9                        99,000   Space swap for Xia
      cooperation                                                                             Xing laptops,
      agreement                                                                               performance not
                                                                                              completed

 2    Cooperation        Baoding Ke Mei Trading      2006.1.8     2006.1 -                    Concluding ad
      agreement          Co., Ltd.                                2006.12.31                  placement agreement

 3    Exchange and       Huizhou TCL Computer        2005.4.28                                Space swap for TCL
      cooperation        Science & Technology Co.,                                            laptops,
      agreement          Ltd.                                                                 performance not
                                                                                              completed

 4    Exchange and       Jing Guan Paper (China)     2006.2.10    2006.7.31                   Concluding layout
      cooperation        Investment Co., Ltd.                                                 agreement,
      agreement                                                                               performance
                                                                                              uncompleted

 5    Cooperation        Shi Shi Yong Ye             2005.9.9     2005.9.1 -                  Concluding annual
      agreement          Advertising Co., Ltd.                    2006.9.1                    master agreement

 6    Cooperation        Guangzhou Chuang Mei        2005.9.18    2005.12.31        250,000   Concluding agency
      agreement          Advertising Co., Ltd.                                                & cooperation
                                                                                              agreement

 7    Exchange and       Ad Department of CCTV       2005.8.31    2006.5.31         800,000   Swap TV ad, 450K
      cooperation                                                                             remaining
      agreement

 8    Exchang and        Shanghai Ju Zhong           2005.9.6     1 year          1,000,000   Swap respective
      cooperation        Objective Media Co., Ltd.                                            media, 600K
      agreement                                                                               remaining

 9    Exchange and       Beijing Modern Business     2005.11.14   2006 year end      80,000
      cooperation        Newspaper
      agreement

10    Exchange and       Beijing Au Mei Di Ya        2005.12.16   2006 year end         n/a   Performance
      cooperation        Advertising Co., Ltd.                                                uncompleted
      agreement

11    Exchange and       Beijing Ya Li Jian          2005.12.12   2007 year end   2,400,000   Performance
      cooperation        Leisure Co., Ltd.                                                    uncompleted
      agreement

12    Periodicals ad     Haier                       2005.3.9     2005.12.31        400,000   400,000 of ads
      release                                                                                 already used up
      activities

13    Run Yao Clothing   Run Yao Clothing            2005.3.15    2006.3.15         128,730   Merchandise swap,
      Development Co.    Development Co. Ltd.                                                 10% discount
      Ltd. Agreement

14    Cooperation        Beijing Huan Yu Shen Hua    2005.3.25    2006.3.25         200,000   The other party
      agreement with     International Cultural                                               provides 200K golf
      Beijing Huan Yu    Media Co., Ltd.                                                      sports training
      Shen Hua                                                                                services
      International
      Cultural Media
      Co., Ltd.

15    Economic           Shenzhen Lang Qi Yacht      2005.5.31    2008.5.31         937,440   Swap, performance
      Observer and       Society                                                              uncompleted
      Lang Qi Yacht
      Society
      cooperation
      agreement

16    Economic           Beijing People's Art        2005.5.30    2006.5.30         413,100   Swap
      Observer and       Centre
      Beijing People's
      Art Centre
      cooperation
      agreement

17    Economic           Beijing Tian Zhu Country    2005.5.31    2005.12.31         80,000   Swap
      Observer and       Sports Club
      Beijing Tian Zhu
      Country Sports
      Club cooperation
      agreement

18    Print media        Ming Ji Storage (Shanghai
      advertising        Waigaoqiao Free
      agreement


                         Trade Zone) Co., Ltd.

19    Periodicals        Haier Group Commodities
      advertising        Promotion HQ, Qngdao
      release business   Haier Marketing
      agreement          Strategies Co., Ltd.

20    Business           Beijing Zhong Yong Heng
      undertaking        Accounting, LLP

21    Economic           Beijing Shang Tuo
      Observer real      Advertising Co., Ltd.,
      estate             Shenzhen Fan Lan
      advertising        Advertising Co., Ltd.
      agency agreement

22    Economic           Beijing HSBC Investment
      Observer and       Co., Ltd.
      Beijing HSBC
      Investment Co.,
      Ltd. agreement

23    Economic           Beijing Ping An Life        2005.7.4                       250,700   Swap
      Observer and       Insurance Co., Ltd.
      Beijing Ping An
      Life Insurance
      Co., Ltd.
      exchange
      agreement

26    Guangzhou Jia De   Guangzhou Jia De            2005.7.25                      581,232   Ad placement
      Properties Co.,    Properties Co., Ltd.
      Ltd. and
      Economic
      Observer
      advertising
      agreement

27    Cooperation        CCTV Golden Bridge          2005.7.29    2006.6.30         500,000   Resources swap
      agreement          International Advertising
                         Co., Ltd.

29    Shanghai GM Auto   Shanghai GM Auto Co., Ltd.  2005.7.22    2005.12.31                  Auto swap,
      Swap Agreement                                                                          performance not
                                                                                              completed